Exhibit 5.1

(269) 337-7700

September 3, 2021

Helius Medical Technologies, Inc.

645 Newtown Yardley Road

Suite 100

Newtown, PA 18940

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time by the selling stockholder of an aggregate of 731,958 shares of the Company’s Class A common stock, par value $0.001 per share, of which (i) 31,958 shares (the “Commitment Shares”) will be issued to Lincoln Park Capital Fund, LLC (“Lincoln Park”) and (ii) 700,000 shares (the “Purchase Shares” and together with the Commitment Shares, the “Shares”) are reserved for issuance to Lincoln Park pursuant to the Purchase Agreement between the Company and Lincoln Park, dated as of September 1, 2021 (the “Purchase Agreement”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. We have assumed that Shares will be properly delivered to Lincoln Park pursuant to the Purchase Agreement and the Delaware General Corporation Law. With respect to the Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of the Shares, future issuances of securities of the Company, including the Shares, and/or antidilution adjustments to outstanding securities of the Company, may result in the Shares issuable pursuant to the Purchase Agreement to exceed the number of the Company’s shares of common stock that then remain authorized but unissued and available for issuance.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky laws.

Based on the foregoing, our examination of such documents and other matters as we deem relevant and the assumption that no Purchase Shares will be sold at a price which is less than the Floor Price (as defined in the Purchase Agreement), we are of the opinion that: (i) the Commitment Shares , when issued and delivered by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with, and in the manner set forth in, the Purchase Agreement (including, without limitation, the payment in full of the applicable consideration therefor) and the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable; and (ii) the Purchase Shares, when sold, issued and delivered by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with, and in the manner set forth in, the Purchase Agreement (including, without limitation, the payment in full of the applicable consideration therefor) and the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

(269) 337-7700

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is given as of its date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP Honigman LLP